UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 6, 2016
XL GROUP
Public Limited Company
(Exact name of registrant as specified in its charter)

Ireland	1-10804	98-0665416
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

XL House, 8 St. Stephen's Green, Dublin, Ireland	2
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: +353 (1) 400-5500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On June 6, 2016, XL Group plc (the “XL or the “Company”) disclosed the publication of its 2015 Global Loss Triangles and disclosed estimates for 2016 and 2017 integration costs relating to the Catlin Group Limited acquisition and 2016 and 2017 operating expenses, as well as preliminary investment fund affiliate income results.
Global Loss Triangles
XL disclosed that its Global Loss Triangles for the year ending December 31, 2015 are available in the Investor Relations section of the Company’s website located at www.xlgroup.com.
Operating Expenses
The Company also disclosed an updated estimate for integration costs associated with its May 1, 2015 acquisition of Catlin Group Limited (“Catlin”) of approximately $210 to $220 million for the full year 2016, or approximately $50 to $55 million for each of the remaining three quarters of 2016. As it has in prior periods, XL intends to include these integration costs in operating expenses.  XL also estimates, on a preliminary basis, that full year 2017 Catlin related integration costs will be approximately $60-$70 million.  After fiscal year 2017, XL expects that the incurrence of Catlin related integration costs will be substantially complete.
XL also provided an estimate for full year 2016 operating expenses, excluding the Catlin related integration costs estimated above, of between $1.85 and $1.91 billion, and a preliminary estimate of full year 2017 operating expenses, excluding the Catlin related integration costs estimated above, of between $1.77 and $1.84 billion.1
This results in synergies of approximately $500 million by year end 2017 when compared to the pre-closing combined base line planned operating expenses of each of Catlin and XL in 2015 of approximately $2.3 billion,2 as disclosed during the Company’s May 28, 2015 investor call. Considering the impact of inflation of approximately 3% per year and excluding any benefits from foreign exchange rates3 these synergies would be approximately $550 million.
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1 Operating expenses include estimated costs associated with the Company’s loss prevention consulting services businesses, known as GAPS, which for the full year 2015 were approximately $47 million and for the first quarter of 2016 approximately $11 million.
2 The combined base line planned operating expenses of each of Catlin and XL in 2015 of approximately $2.3 billion, is based on: (a) Catlin’s 2014 “Administrative & other expenses” (as reported in Catlin’s 2014 Annual Report), with a $110 million reclassification to reflect XL’s accounting policies for certain ceding commissions, for a total of $827 million; plus (b) XL’s 2014 operating expenses, of $1.341 billion (as reported in XL’s Form 10-K for the year ended December 31, 2014); plus (c) a $100 million adjustment for budgeted expense growth in 2015. The actual full year combined operating expenses of each of Catlin and XL in 2015 was approximately $2.310 billion, or $2.01 billion excluding all transaction and integration costs related to the Catlin acquisition.
3 XL estimates that the benefit for foreign exchange rates relative to the $2.3 billion budgeted expenses in 2015 to be approximately $70 million.

The above estimates are based on current market conditions and current operational and integration plans.  These estimates are subject to change depending on a number of factors, including foreign exchange rate movements and the impact of actual results on variable compensation, among other factors identified in the Cautionary Note Regarding Forward-Looking Statements included below.  The following are several additional informational points relative to the above estimated operating expenses:

•
Total operating expenses, excluding the Catlin related integration costs, are generally split across the Company, with approximately 70% allocated to the Insurance segment (including costs associated with GAPS), 15% allocated to the Reinsurance segment and 15% included within Corporate and Other.  Based on XL’s current operating model, the Company expects the percentage of total operating expenses allocated to Corporate and Other to decline by approximately 1 to 2 percentage points in 2017 as existing infrastructure projects are completed and the associated costs are allocated to the Insurance segment or Reinsurance segment.

•	The Company anticipates that approximately 24% of its total operating expenses will be incurred in British Pounds and approximately 7% of its total operating expenses will be incurred in Euros.

•	Variable compensation costs typically represent approximately 15-20% of total annual operating expenses.

•
Estimated total operating expenses for each of 2016 and 2017 includes approximately $20 million per year of expenses related to the Company’s acquisition of Allied International Holdings, Inc. that closed on February 1, 2016.

Preliminary Investment Fund Affiliate Income
Based on preliminary results reported to XL from the underlying investments for the periods described, income from investment fund affiliates is approximately $1 million for the accounting period to May 31, 2016. This includes results of equity accounted hedge fund investments for March and April 2016 and results for equity accounted private investment funds for the three months ended March 31, 2016. For purposes of XL's quarterly and annual reports, the Company generally records its results from hedge fund and private investment fund affiliates on a one-month and three-month lag, respectively.
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
The Private Securities Litigation Reform Act of 1995 ("PSLRA") provides a "safe harbor" for forward-looking statements. This 8-K contains forward-looking statements that reflect our current views with respect to future events and financial performance, including with respect to statements regarding our estimated integration costs related to the Catlin acquisition, estimated operating expenses, estimated synergies, and the timing of anticipated completion of the incurrence of integration costs relating to the Catlin acquisition. Such statements include forward-looking statements both with respect to us in general, and to the insurance and reinsurance sectors in particular (both as to underwriting and investment matters). Statements that include the words "expect," "estimate," "intend," "plan," "believe," "project," "anticipate," "may," "could," or "would" and similar statements of a future or forward-looking nature identify forward-looking statements for purposes of the PSLRA or otherwise.
All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements. We believe that these factors include, but are not limited to, the following:

•
changes in the size of our claims relating to unpredictable natural or man-made catastrophe losses, such as hurricanes, typhoons, floods, nuclear accidents or terrorism, due to the preliminary nature of some reports and estimates of loss and damage to date.

•	the continuation of downward trends in rates for property and casualty insurance and reinsurance;

•	the impact of fluctuations in exchange rates and the impact of such fluctuations on our expenses and revenue;

•	the actual results of our business and the impact such results may have on variable compensation arrangements;

•
changes in the amount or type of business that we write, including the geographic locations where such business is written, whether due to our actions, changes in market conditions or other factors, and the amount of premium attributable to those businesses, which could cause future results to differ materially from historic results;

•
the effects of mergers, acquisitions and divestitures, our ability to modify our internal controls over financial reporting, changes to our risk appetite and our ability to realize the strategic value or financial benefits expected, in each case, as a result such transactions;

•
unanticipated costs related to mergers, acquisitions and divestitures, including costs associated with consolidation of corporate support areas and other employees and the failure or delay in achieving anticipated synergies;

•
the availability, cost or quality of ceded reinsurance, and the timely and full recoverability of such reinsurance, or other amounts due to us, or changes to our projections relating to such recoverables;

•
increased competition on the basis of pricing, capacity, coverage terms or other factors, such as the increased inflow of third-party capital into reinsurance markets, which could harm our ability to maintain or increase our business volumes or profitability;

•
the impact of changes in the global financial markets, such as the effects of inflation on our business including on pricing and reserving, changes in interest rates, credit spreads and foreign currency exchange rates and future volatility in the world's credit, financial and capital markets that adversely affect the performance and valuation of our investments, future financing activities and access to such markets, our ability to pay claims or our general financial condition;

•	our ability to successfully implement our business strategy;

•	changes in credit ratings or rating agency policies or practices, which could trigger cancelation provisions in our assumed reinsurance agreements or an event of default under our credit facilities;

•	the potential for changes to methodologies, estimations and assumptions that underlie the valuation of our financial instruments, that could result in changes to investment valuations;

•
unanticipated constraints on our liquidity, including the availability of borrowings and letters of credit under our credit facilities, that inhibit our ability to support our operations, including our ability to underwrite policies and pay claims;

•
changes in regulators or regulation applicable to us, including as a result of the completion of our proposed redomestication from Ireland to Bermuda, such as changes in regulatory capital balances that our operating subsidiaries must maintain, or to our brokers or customers;

•	the effects of business disruption, economic contraction or economic sanctions due to unpredictable global political and social conditions such as war, terrorism or other hostilities, or pandemics;

•	the actual amount of new and renewal business and acceptance of our products and services, including new products and services and the materialization of risks related to such products and services;

•	changes in the distribution or placement of risks due to increased consolidation of insurance and reinsurance brokers;

•	bankruptcies or other financial concerns of companies insofar as they affect P&C insurance and reinsurance coverages or claims that we may have as a counterparty;

•	the loss of key personnel;

•
changes in general economic conditions, including the impact of the withdrawal of the U.K. from the E.U., should it occur, new or continued sovereign debt concerns in Euro-Zone countries or emerging markets such as Brazil or China, or governmental actions for the purpose of stabilizing financial markets;

•	changes in applicable tax laws, tax treaties or tax regulations or the interpretation or enforcement thereof;

•	judicial decisions and rulings, new theories of liability or emerging claims coverage issues, legal tactics and settlement terms; and

•	the other factors set forth in Item 1A, "Risk Factors," included in our Annual Report on Form 10-K for the year ended December 31, 2015 and our other documents on file with the SEC.
The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein or elsewhere. We undertake no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date:     June 6, 2016
XL Group plc
(Registrant)

By:	/s/ Kirstin Gould

Name:	Kirstin Gould

Title:	General Counsel and Secretary